PROSPECTUS SUPPLEMENT                                 EXHIBIT 99.1
(To Prospectus dated February 17, 2006)               REGISTRATION NO. 333-36490


                            [HOLDERS UTILITIES logo]




                        1,000,000,000 Depositary Receipts
                           Utilities HOLDRS (SM) Trust


         This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the Utilities HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of Utilities HOLDERS" section of the base prospectus shall be replaced with the following:

                                                                         Primary
                                                                Share    Trading
                   Name of Company                   Ticker    Amounts   Market
     ---------------------------------------------   ------    -------   ------
     American Electric Power Company, Inc.             AEP       14       NYSE
     Centerpoint Energy, Inc.                          CNP       13       NYSE
     Consolidated Edison, Inc.                          ED        9       NYSE
     Dominion Resources, Inc.                           D        11       NYSE
     Duke Energy Corporation(1)                        DUK       30       NYSE
     Dynegy, Inc.                                      DYN       12       NYSE
     Edison International                              EIX       15       NYSE
     El Paso Corporation                                EP       10       NYSE
     Entergy Corporation                               ETR       10       NYSE
     Exelon Corporation                                EXC       30       NYSE
     FirstEnergy Corporation                            FE       10       NYSE
     FPL Group, Inc.                                   FPL       16       NYSE
     PG&E Corporation                                  PCG       17       NYSE
     Progress Energy, Inc.                             PGN        7       NYSE
     Public Service Enterprise Group Incorporated      PEG       10       NYSE
     Reliant Energy, Inc.                              RRI    10.251839   NYSE
     The Southern Company                               SO       29       NYSE
     Texas Utilities Company                           TXU       24       NYSE
     The Williams Companies, Inc.                      WMB       20       NYSE

     -------------------

(1) Effective April 1, 2006, Duke Energy Corporation (NYSE ticker "DUK"), an underlying constituent of the Utilities HOLDRS Trust, will change its name to Duke Energy Corporation (New Holding Company). Effective April 3, 2006, creations of Utilities HOLDRS Trust will require a deposit of 30 shares of Duke Energy Corporation (New Holding Company) per round lot of 100 Utilities HOLDRS.

The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

           The date of this prospectus supplement is March 31, 2006.